Page 19
                       CERTIFICATE OF AMENDMENT
                                OF THE
                         AMENDED AND RESTATED
                     CERTIFICATE OF INCORPORATION
                                  OF
                          GUEST SUPPLY, INC.

          The undersigned, being the President of Guest Supply, Inc. (the "Corporation") hereby certifies that:

          FIRST:  The name of the Corporation is Guest Supply,
     Inc.

          SECOND: Article THIRD of the Amended and Restated Certificate of Incorporation of the Corporation, which sets forth the authorized capital stock of the Corporation, is hereby amended to increase the authorized common stock from 10,000,000 to 20,000,000 shares, without par value. To effect such amendment, the first sentence of Article THIRD in its present form is hereby deleted and a new first sentence of Article THIRD is hereby substituted therefor as follows:

          "THIRD: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), and 20,000,000 shares of Common Stock, without par value ("Common Stock")."

          THIRD: The amendment to Article THIRD of the Amended and Restated Certificate of Incorporation was adopted by the shareholders of the Corporation on March 6, 1996.

          FOURTH: The number of shares entitled to vote on the amendment to Article THIRD was 6,146,335.

          FIFTH: The number of shares that approved the amendment to Article THIRD was 5,271,087. The number of shares that voted against the amendment to Article THIRD was 308,325.

          IN WITNESS WHEREOF, the Corporation has caused the corporate seal to be hereunto affixed and this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by Clifford W. Stanley, its President and attested by Paul T. Xenis, its Secretary, this 6 day of March, 1996.

                                   GUEST SUPPLY, INC.



                                   By: s/Clifford W. Stanley
                                       ----------------------
                                        Clifford W. Stanley
                                             President
     [Corporate Seal]

     ATTEST:


     s/Paul Xenis
     ----------------------
          Paul T. Xenis
            Secretary

Page 20
                       CERTIFICATE OF AMENDMENT
                     OF THE AMENDED AND RESTATED
                     CERTIFICATE OF INCORPORATION
                                  OF
                          GUEST SUPPLY, INC.

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Guest Supply, Inc.

          2. The following resolution has been adopted by the Board of Directors of this Corporation, as required by Subsection 14A:7-2(3) of the New Jersey Business Corporation
     Act:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, $1.00 par value, of the Corporation, and hereby states the designation and amount thereof and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Amended and Restated certificate of Incorporation of the Corporation, which are applicable to the preferred stock of all classes and series) as follows, so that ARTICLE THIRD of the Corporation's Amended and Restated Certificate of Incorporation be, and it hereby is, amended by inserting therein the following paragraph 7 immediately following ARTICLE THIRD, paragraph 6:

          7.   Series A Preferred Stock.

               (a) Designation and Amount.  An aggregate of
               40,000 shares of Preferred Stock $1.00 par value, of the Corporation are hereby constituted as a series designated as "Series A Preferred stock" (the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or

Page 21                                                                    2

               warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

               (b)  Dividends and Distributions

                    1.   Subject to the rights of the holders of
               any shares of any series of Preferred stock (or any similar stock) ranking prior and superior to the Series A Preferred stock with respect to dividends, the holders of shares of Series A Preferred stock in preference to the holders of Common Stock, $.01 par value (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding

Page 22                                                                    3

               sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               2. The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph 1 of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               3.   Dividends shall begin to accrue and be
               cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Page 23                                                                    4

               (c) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                    1.   Subject to the provision for adjustment
               hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    2.   Except as otherwise provided herein, in
               any other Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                    3.   Except as set forth herein, or as
               otherwise provided by law, holders of Series A
               Preferred Stock shall have no voting rights.

               (d)  Certain Restrictions
                    1.   Whenever quarterly dividends or other
               dividends or distributions payable on the Series A Preferred Stock as provided in Section B are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding

Page 24                                                                    5

               shall have been paid in full, the Corporation shall not:

                    (A)  declare or pay dividends, or make any
                    other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                    (B)  declare or pay dividends, or make any
                    other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (C)  redeem or purchase or otherwise acquire
                    for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                    (D)  redeem or purchase or otherwise acquire
                    for consideration shares of any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

Page 25                                                                    6

                    2.   The Corporation shall not permit any
                    subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph 1 of this Section (d) purchase or otherwise acquire such shares at such time and in such manner.

                    (e)  Reacquired Shares.  Any shares of Series
                    A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and maybe reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation or as otherwise required by law.

                    (f)  Liquidation, Dissolution or Winding Up.
                    Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by

Page 26                                                                    7

     payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (g) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter et forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (h)  Redemption.  The shares of Series A
                    Preferred Stock shall not be redeemable.

Page 27                                                                    8

                    (i)  Rank.  The Series A Preferred Stock
                    shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                    (j)  Amendment.  The Restated Certificate of
                    Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred stock, voting together as a single series.

                    3.   Such resolution is the resolution duly
               adopted by the Board of Directors of the Corporation on July 14, 1988, pursuant to the authority granted under Subsection 14A:7-2(2) of the New Jersey Business
               Corporation Act.

                    4.   The Restated Certificate of
               Incorporation is amended so that the designation and number of shares of the series of preferred stock acted upon in the foregoing resolutions, and the relative rights, preferences and limitations of such series, are as stated in the resolution.

Page 28                                                                    9

                    IN WITNESS WHEREOF, Guest Supply, Inc. has
               caused this Certificate of Amendment to the Restated Certificate of Incorporation to be duly executed this 15th day of July, 1988.

                                        GUEST SUPPLY, INC.



                                        By s/Clifford W. Stanley
                                           ---------------------
                                                 President

Page 29
                       CERTIFICATE OF AMENDMENT
                                OF THE
                     CERTIFICATE OF INCORPORATION
                                  OF
                          GUEST SUPPLY, INC.

            Under Sections 14A:9-1, 14A:9-2(4) and 14A:9-4
                  of the New Jersey Corporation Act
     ------------------------------------------------------------

          The undersigned, being the President of Guest Supply, Inc. (the "Corporation") hereby certifies that:

          FIRST:  The name of the Corporation is Guest Supply,
     Inc.

          SECOND:  Article THIRD of the Certificate of
     Incorporation of the Corporation, which sets forth the authorized capital stock of the Corporation, is hereby amended to increase the authorized common stock from 5,000,000 to 10,000,000 shares without par value. To effect such amendment, the first sentence of Article THIRD in its present form is hereby deleted and a new first sentence of Article THIRD is hereby substituted therefor as follows:

               "THIRD" The total number of shares of capital stock which the corporation shall have authority to issue is 1,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), and 10,000,000 shares of Common Stock, without par value ("Common Stock")."

               THIRD: The amendment to Article THIRD of the Certificate of Incorporation was adopted by the shareholders of the Corporation on May 8, 1987.

               FOURTH: The number of shares entitled to vote on the amendment to Article THIRD was 3,462,859.

               FIFTH: The number of shares that approved the amendment to Article THIRD was 2,059,659. The number of shares that voted against the amendment to Article THIRD was 44,916.

               SIXTH:  The Certificate of Incorporation of the
               Corporation is hereby amended by the addition thereto of Article FOURTEENTH as follows:

Page 30                                                                    2

                    "FOURTEENTH: No director or officer of the Corporation shall be personally liable to the Corporation or to its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, as the case may be, except for liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or to its shareholders,
                    (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit, to the extent permitted by New Jersey law. If the Business Corporation Act of New Jersey is amended to authorize a further elimination or limitation of the personal liability of directors and/or officers, then the liability of a director and/or an officer, as the case may be, of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of New Jersey as so amended. This Article FOURTEENTH may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article FOURTEENTH as one class. The voting requirements contained in this Article FOURTEENTH shall be in addition to voting requirements imposed by law or other provisions of this Certificate of Incorporation or any designation of preferences in favor of certain classes or series of classes of shares of capital stock of the Corporation."

                    SEVENTH: The amendment to the Certificate of Incorporation to add Article FOURTEENTH thereto was adopted by the shareholders of the Corporation on May 8, 1987.

                    EIGHTH: The number of shares entitled to vote on the amendment to the Certificate of Incorporation to add Article FOURTEENTH was 3,462,859.

                    NINTH: The number of shares that approved the amendment to the Certificate of Incorporation to add Article FOURTEENTH was 1,958,862. The number of shares that voted against the amendment was 143,081.

Page 31                                                                   3

                    IN WITNESS WHEREOF, the Corporation has
                    caused the corporate seal to be hereunto affixed and this Certificate of Amendment to the Certificate of Incorporation to be signed by John
                    J. Todd, its President, and attested by Clifford
                    W. Stanley, its Secretary, this 8th day of May,
                    1987.

                                        GUEST SUPPLY, INC.


                                        By: s/John J. Todd
                                            --------------
                                              John J. Todd
                                                President


     [Corporate Seal]

     ATTEST:


     s/Clifford W. Stanley
     ---------------------
       Clifford W. Stanley
            Secretary

Page 32
                         AMENDED AND RESTATED
                     CERTIFICATE OF INCORPORATION
                                  OF
                          GUEST SUPPLY, INC.

               FIRST:  The name of the corporation is Guest
     Supply, Inc. (the "Corporation").

               SECOND: The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey
     Business Corporation Act.

               THIRD: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), and 5,000,000 shares of Common Stock, without par value ("Common Stock"). The designation and relative voting, dividend, liquidation and other rights, preferences and limitations of the Preferred Stock shall be as follows:

                    1.   (a)  The Preferred Stock may be issued
                    from time to time as shares of one or more series of Preferred Stock, and in the resolutions or resolutions providing for the issue of shares of each particular series, before issuance, the Board of Directors of the Corporation is expressly authorized to fix:

                         (i) the distinctive designation of such
                         series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                         (ii) the rate of dividends payable on
                         such series, whether or not dividends shall be cumulative, the date or dates from which dividends shall accrue and, if cumulative, shall be cumulative and the relationship which such dividends shall bear to dividends payable on any other series;

Page 33                                                                    2
                         (iii) whether or not the shares of such
                         series shall be subject to the redemption by the Corporation and, if so, the times, prices and other terms and conditions of such redemption;

                         (iv) whether or not the shares of such
                         series shall be subject to the operation of a sinking fund or a fund of a similar nature and, if so, the terms thereof;

                         (v) the rights of the shares of each
                         series in case of liquidation, dissolution or winding up of the Corporation. whether voluntary or involuntary, or upon any distribution of its assets;

                         (vi) whether or not the shares of such
                         series shall be convertible into or
                         exchangeable for shares of any other series or class of stock of the Corporation and, if so, the terms of conversion or exchange;

                         (vii) whether or not the shares of such
                         series shall have voting rights in addition to the voting rights provided by law, in paragraph 5 below and otherwise in this Amended and Restated Certificate of Incorporation, and, if so, the nature and extent thereof; and

                         (viii) the consideration to be received
                         by the Corporation for the shares of such series.

               (b) The shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from which dividends thereon shall accrue or be cumulative.

               (c) In case the stated dividends and the amounts, if any, payable on liquidation, dissolution or winding up of the Corporation are not paid in full, the shares of each series of the Preferred Stock, after the payment in full of such dividends and amounts to all series of the Preferred Stock ranking senior to such series and before any payment to any series ranking junior thereto, shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other

Page 34                                                                   3
               than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

               (d) Prior to the issuance of any series of Preferred Stock, a certificate of amendment to the certificate of incorporation of the corporation shall be made and filed in accordance with the then applicable requirements, if any, of the laws of the State of New Jersey, setting forth, among other things, a copy of the resolution or resolutions (including the designation, number of shares, and the relative rights, preferences and limitations of such series) adopted by the Board of Directors, with respect to such series, and that the certificate of incorporation of the Corporation is amended so that the designation, number of shares and the relative rights, preferences and limitations of such series are as stated in such resolution or resolutions, or, if no certificate is then so required, a certificate setting forth such resolution or resolutions adopted by the Board of Directors with respect to such series shall be signed and acknowledged on behalf of the Corporation by its President or a Vice President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary, and such certificate shall be filed and kept on file at the principal office of the Corporation in the State of New Jersey or at such other place or places as the Board of Directors shall designate.

               2. The holders of each series of the Preferred
               Stock shall be entitled to receive, when and as de-

               clared by the Board of Directors, but only out of funds of the Corporation legally available for the payment of dividends, dividends in cash at the annual rate for such series provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1 with respect to such series, before any dividends shall be declared and paid upon or set apart for the holders of any series of the Preferred Stock ranking junior to such series as to dividends or of any junior stock, payable in respect of each calendar quarter on a date, which shall be provided by the Board of Directors in such certificate with respect to such series, within fifty (50) days following the end of such quarter. Such dividends on the Preferred Stock shall be payable to holders of such series of record on the date, not exceeding fifty (50)

Page 35                                                                    4
               days preceding the dividend payment date, fixed for such purpose by the Board of Directors with respect to such series in advance of the payment of each particular dividend.

               3. If so provided by the Board of Directors in the certificate made pursuant to subparagraph (d) Of paragraph 1, the Corporation, at the option of the Board of Directors (or in accordance with the requirements of any sinking fund for any one or more series of Preferred Stock established by the Board of Directors, may redeem the whole or any part of the Preferred Stock at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time and at such redemption price or prices as may be provided by the Board of Directors in such certificate together in each case with all dividends accrued and accumulated but unpaid (other than non-cumulative dividends from past dividend periods), but computed without interest and otherwise upon the terms and conditions fixed by the Board of Directors for any such redemptions.

          4. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of the Preferred Stock then outstanding shall be entitled to receive, after the payment in full of all Amounts to which the holders of all series of the Preferred Stock ranking senior thereto are entitled, out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any series of the Preferred Stock ranking junior to such series upon liquidation, dissolution or winding up of the Corpora-

     tion or of any junior stock, the amount, if any, for each share provided by the Board of Directors in the certificate made pursuant to subparagraph d) of paragraph 1, plus, in respect of each such share all dividends accrued and accumulated but unpaid (other than non-cumulative dividends from past dividend periods), but computed without interest. If payment shall have been made in full to the holders of each series of the Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and pro rata in accordance with their respective holdings.

Page 36                                                                    5
          5. On all matters with respect to which holders of the Preferred Stock or of certain series thereof are entitled to vote as a single class, each holder of Preferred Stock afforded such class voting right shall be entitled to one vote for each share held.

          6. For purposes of this Article THIRD, the term "junior stock" shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized which shall rank junior to all series of the Preferred Stock as to all dividends or preference on dissolution, liquidation or winding up of the Corporation.

          FOURTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of New Jersey, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation, except as specifically stated therein.

          FIFTH: Subject to the terms of Article THIRTEENTH hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all the rights conferred upon shareholders herein are granted subject to this reservation.

          SIXTH: The Corporation shall, to thy full extent permitted by the New Jersey Business Corporation Act, as it may be amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

          SEVENTH: Except as otherwise required by the laws of the State of New Jersey, the shareholders and directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of New Jersey, and the Corporation shall have the power to have one or more offices within or without the State of New Jersey, at such places as may be from time to time designated by the By-laws or by resolution of the shareholders or directors. Elections of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

          EIGHTH: The address of the Corporation's current registered office in the State of New Jersey is 850 U.S.
     Highway One, North Brunswick, New Jersey 08902, and the name of the Corporation's registered agent at that address is James E. Stahl.

Page 37                                                                    6

          NINTH: The number of directors constituting the current
     Board of Directors is five (5). The names and addresses of the persons who serve an such directors are as follows:

          Name                     Address

     John J. Todd             Guest Supply, Inc.
                              720 U.S. Highway One
                              North Brunswick, NJ 08902

     Raymond J. Romano        Transpirator Technologies, Inc.
                              65 Davidson Avenue
                              Somerset, NJ 08873

     Richard LaBonge          Alling and Corly
                              1300 West Lehigh Avenue
                              Philadelphia, PA 19132

     Thomas M. Haythe         Haythe & Curley
                              437 Madison Avenue
                              New York, NY 10022

     Peter L. Richard         Moseley, Hallgarten,
                              Estabrook & Weeden Inc.
                              One New York Plaza
                              New York, NY 10004

          The number of directors of the Corporation shall be fixed from time to time as provided in the By-laws. The Board of Directors of the Corporation shall have the authority to fill any vacancy on such Board of Directors created by an increase in the number of directors constituting the entire Board of Directors. The directors shall be divided into three classes, each class to contain as near as possible to one-third (1/3) of the total number of directors of the Board of Directors so fixed as provided in the By-laws and, except as otherwise provided by statute in the case of any increase in the number of directors fixed as provided in the By-laws, such increase shall be apportioned among the classes of directors so as to maintain each class as near as possible to one-third of the total number of directors as so increased, The initial term of office for members of the first class shall expire at the 1987 Annual Meeting of Shareholders; the initial term for members of the second class shall expire at the 1988 Annual Meeting of Shareholders; and the initial term for members of the third class shall expire

Page 38                                                                   7

     at the 1989 Annual Meeting of Shareholders. At the expiration of the initial term, and of each succeeding term of each class, the directors of each class shall be elected to serve for a term of three years. The By-laws may contain any provision not inconsistent with the terms hereof.

          TENTH: The affirmative vote of not less than eighty percent (80%) of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined); provided, however, that the eighty percent (80%) voting requirement referred to above shall not be applicable if:

               (1) The Board of Directors of the Corporation by a vote of not less than a majority of the directors then holding office (a) expressly approved in advance the acquisition of outstanding shares of Voting Stock of the Corporation that resulted in any "Related Person" (as hereinafter defined) becoming a Related Person or
               (b) expressly approved the Business Combination prior to the Related Person involved the Business Combination having become a Related Person;

               (2) The Business Combination is solely between the Corporation and another corporation, one hundred percent (100%) of the Voting Stock of which is owned directly or indirectly by the Corporation; or

               3) All of the following conditions have been met or have been waived by a vote of not less than a majority of the "Continuing Directors" (as hereinafter defined): (a) the Business Combination is a merge or consolidation proposed to be consummated within one year after the date of the transaction pursuant to which such Related Person becomes a Related Person,, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock in the Business Combination is not less than the highest per share price (With appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends) paid by the Related Person in acquiring any of its holdings of Common Stock; (b) the consideration to be receive by such holders is either cash or, if the Related Person acquired the majority of its holdings of Common Stock

Page 39                                                                    8

               for a form of consideration other than cash, in the same form of consideration: (c) after such Related Person has become a Related Person and prior to consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding shares of Preferred Stock, (ii) there shall have been no reduction in the dividends paid per share on the Common Stock (adjusted as appropriate for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends), (iii) such Related Person shall not have become the "Beneficial Owners" (as hereinafter defined) of any additional shares of Voting Stock of the Corporation except as part of the transaction that results in such Related Person becoming a Related Person, and (iv) such Related Person shall not have received any benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and (d) a proxy statement in compliance with the requirements of the "Exchange Act" (as hereinafter defined) and the rules and regulations promulgated thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least forty
               (40) days prior to the consummation of the Business Combination for the purposes of soliciting shareholder approval of the Business Combination, and shall contain at the front thereof in a prominent place any recommendations as to the advisability or inadvisability of the Business Combination that the Continuing Directors or any of them may choose to state and an opinion of a reputable investment banking firm as to the fairness (or otherwise) of the terms of such Business Combination from the point of view of the remaining public shareholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the Corporation).

          For the purposes of this Article and ARTICLE ELEVENTH:

Page 40                                                                    9

               (i) The term "Business Combination" shall mean:
               (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related Person, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to or with a Related Person, (c) any sale, lease exchange, transfer or other disposition of assets having a fair market value of $2,000,000 or more of a Related Person to the Corporation or a subsidiary of the Corporation, (d) the issuance or transfer by the Corporation or a subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the Corporation or a subsidiary of the Corporation to a Related Person, (e) any reclassification of securities (including any reverse stock split) or recapitalization by the Corporation, the effect of which would be to increase the voting power (whether or not then exercisable) of a Related Person. (f) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person, (g) any series or combination of transactions directly or indirectly having the same effect as any of the foregoing and (h) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

               (ii) The term "Continuing Director" shall mean any member of the Board of Directors who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

               (iii) The term "Related Person" shall mean and include any individual, corporation, partnership or other "person" or "group" of persons or entities (as such terms are used on January 1, 1986 in Rule 13d under the Securities Exchange Act of 1934 (the "Exchange Act")), and the "Affiliates" and "Associates" (each as defined on January 1, 1986 in Rule 12b-2 under the Exchange Act) of any such

Page 41                                                                  10

               individual, corporation, partnership or other person or group of persons, other than the Corporation or any employee benefit plan or plans sponsored by the Corporation, that individually or together, constitute the "Beneficial Owner" (as defined on January 1, 1986 in Rule 13d-3 and Rule 14d-l(b)(4) under the Exchange
               Act) of an aggregate of twenty percent (20%) or more of the outstanding Voting Stock of the Corporation.

               (iv) The term "Substantial Part" shall mean more than five percent (5%) of the book value of the total assets of the subject entity as of the end of the fiscal year ending prior to the time of the determination or, in the case of Voting Stock of a subsidiary of the Corporation, twenty percent (20%) or more of the outstanding shares of such subsidiary's Voting Stock.

               (v) Any person or group that has the right to Acquire any shares of Voting Stock of the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be deemed a Beneficial Owner for purposes of determining whether such person or group, individually or together with its Affiliates and Associates, is a Related Person.

               (vi) For purposes of subparagraph (3) of this Article TENTH, the expression "other consideration to be received" shall include, without limitation, Common Stock retained by the Corporation's existing public shareholders in the event of a Business Combination in which the Corporation is the surviving corporation.

               (vii) The term Voting Stocks shall mean all outstanding shares of capital stock of the Corporation or other corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to shares having such proportion of the number of shares entitled to be cast.

          ELEVENTH: Except as approved by a vote of not less than a majority of the directors of the Corporation then holding office (or, in the event that the Corporation at the time has a Related Person, then by a vote of not less than a majority of the Continuing Directors), no action shall be taken by the shareholders of the Corporation except by unanimous written consent of the

Page 42                                                                  11

     shareholders, or at an annual or Special meetings with prior notice and a vote; provided, however, that holders of the Preferred Stock may act by written consent to the extent provided in the resolution or resolutions referred to in Article THIRD hereof. Except as provided hereinabove, no action shall be taken by the shareholders by written consent.

          TWELFTH: The shareholders shall not make, repeal, alter, amend or rescind the By-Laws, except by the vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article TWELFTH as one class.

     THIRTEENTH: Articles FIFTH, SIXTH, NINTH, TENTH, ELEVENTH, TWELFTH hereof and this Article THIRTEENTH may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article THIRTEENTH as one class. The voting requirements contained in this Article THIRTEENTH and in Articles TENTH and TWELFTH hereof shall be in addition to voting requirements imposed by law or other provisions of this Amended and Restated Certificate of Incorporation or any designation of preferences in favor of certain classes or series of classes of shares of capital stock of the Corporation.

          IN WITNESS WHEREOF, the Corporation has caused the corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by John
     J. Todd, its President, and attested by Clifford W. Stanley, its Secretary, this 12th day of March, 1986.

                                   GUEST SUPPLY, INC.

                                   By s/John J. Todd
                                      --------------
                                       John J. Todd
                                         President
     Corporate Seal
     ATTEST:

     x/Cliff W. Stanley
     ------------------
     C1iff W. Stanley
        Secretary

                             CERTIFICATE
                                  OF
                          GUEST SUPPLY, INC.
                   Pursuant to Sections 14A:9-2 and
                      14A:9-5 of the New Jersey
                       Business Corporation Act


          Guest SUPPLY, Inc., a corporation existing under the laws of the State of New Jersey (the "Corporation"), does hereby certify as follows:

          (a ) The name of the corporation is Guest Supply, Inc.

          (b) The Certificate of Incorporation of the
     Corporation, as heretofore amended and restated, is emended and restated to read in full as set forth in the attached amended and restated certificate of incorporation (the "Amended and Restated Certificate of Incorporation").

          (c) The Amended and Restated Certificate of Incorporation was adopted by the shareholders of the Corporation at a meeting duly called and held on March 4, 1986.

          (d) The number of shares of the Corporation's common stock, without par value, entitled to vote on the Amended and Restated Certificate of Incorporation was 2,489,685.

          (e) The number of shares voted in favor of the Amended and Restated Certificate of Incorporation was 1,402,904, the number of shares voted against was , 190,750 and the number of shares abstaining was 140,180.

Page 44                                                                    2

          IN WITNESS WHEREOF, the Corporation has caused the corporate seal to be hereunto affixed and this Certificate to be signed by John J. Todd, its President, and attested by Clifford W. Stanley, its Secretary, this 12th day of March, 1986.

                                   GUEST SUPPLY, INC.



                                   By s/John J. Todd
                                      --------------
                                       John J. Todd
                                         President

     Corporate Seal
     ATTEST:


     s/Clifford W. Stanley
     ---------------------
      Clifford W. Stanley
          Secretary

             CERTIFICATE RELATING TO AMENDED AND RESTATED
                     CERTIFICATE OF INCORPORATION
                                  OF
                          GUEST SUPPLY. INC.

          GUEST SUPPLY, INC., a corporation organized and existing under and by virtue of the laws of the State of New
     Jersey (the "Corporation"), pursuant to the provisions of
     Section 14A:9-5 of the Nev Jersey Business Corporation Act, does hereby certify that:

          1. The name of the Corporation is GUEST SUPPLY, INC.

          2 Attached hereto is the Amended and Restated
     Certificate of Incorporation of the Corporation adopted on June 17, 1983.

          3. A total of 100 shares (the "Shares") of common stock, without par value, of the Corporation were entitled to vote on the approval and adoption of the attached Amended and Restated Certificate of Incorporation of the Corporation.

          4. The attached Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the applicable provisions of Section 14A:9-5(3) of the New Jersey Business Corporation Act (a) the Board of Directors of the Corporation having duly adopted a resolution approving and adopting such

Page 46                                          2

     Amended and Restated Certificate of Incorporation at a meeting of the Board of Directors of the Corporation duly called and held on June 17, 1983 in conformity with the By-laws of the Corporation and (b) in lieu of a meeting and vote of shareholders, the holders of all of the Shares having duly consented in writing to the approval and adoption of such Amended and Restated Certificate of Incorporation.

          5. The capital of the Corporation will not be reduced under or by reason of the amendments to its Certificate of Incorporation set forth in the attached Amended and Restated
     Certificate of Incorporation.

          6. No issued shares of the Corporation will be exchanged, reclassified or cancelled under or by reason of any amendments of the Certificate of Incorporation set forth in the attached Amended and Restated Certificate of Incorporation of the Corporation.

Page 47                                                                    3

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by John J. Todd, its President, and attested by Raymond J. Romano, its Secretary, as of the 17th day of June, 1983.

                                   GUEST SUPPLY. INC


                                   By s/John J. Todd
                                      --------------
                                       John J. Todd
                                         President


     (Corporate Seal)
     ATTEST:



     s/Raymond J. Romano
     -------------------
      Raymond J. Romano
          Secretary

                         AMENDED AND RESTATED
                     CERTIFICATE OF INCORPORATION
                                  OF
                          GUEST SUPPLY. INC.

          FIRST: The name of the corporation is Guest Supply, Inc. (the "Corporation").

          SECOND: The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey
     Business Corporation Act.

          THIRD: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), and 5,000,000 shares of Common Stock, without par value ("Common Stock"). The designation and relative voting, dividend, liquidation and other rights, preferences and limitations of the Preferred Stock shall be as follows:

          1. (a) The Preferred Stock may be issued from time to time as shares of one or more series of Preferred Stock, and in the resolutions or resolutions providing for the issue of shares of each particular series, before issuance, the Board of Directors of the Corporation is expressly authorized to fix:

               (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (ii) the rate of dividends payable on such series, whether or not dividends shall be cumulative, the date or dates from which dividends shall accrue and, if cumulative, shall be cumulative and the relationship which such dividends shall bear to dividends payable on any other series;

Page 49                                                                    2

               (iii) whether or not the shares of such series shall be subject to the redemption by the Corporation and, if so, the times, prices and other terms and conditions of such redemption;

               (iv) whether or not the shares of such series shall be subject to the operation of a sinking fund or a fund of a similar nature and, if so, the terms thereof;

               (v) the rights of the shares of each series in case of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any distribution of its assets;

               (vi) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock of the Corporation and, if so, the terms of conversion or exchange;

               (vii) whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law and in paragraph 5 below and, if so, the nature and extent thereof; and

               viii) the consideration to be received by the Corporation for the shares of such series.

          (b) The shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from which dividends thereon shall accrue or be cumulative.

          (c) In case the stated dividends and the amounts, if any, payable on liquidation, dissolution or winding up of the Corporation are not paid in full, the shares of each series of the Preferred Stock, after the payment in full of such dividends and amounts to all series of the Preferred Stock ranking senior to such series and before any payment to any series ranking junior thereto, shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other

Page 50                                                                    3

     than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

          (d) Prior to the issuance of any series of Preferred Stock, a certificate of amendment to the certificate of incorporation of the Corporation shall be made and filed in accordance with the then applicable requirements, if any, of the laws of the State of New Jersey, setting forth, among other things, a copy of the resolution or resolutions (including the designation, number of shares, and the relative rights, preferences and limitations of such series) adopted by the Board of Directors with respect to such series, and that the certificate of incorporation of the Corporation is amended so that the designation, number of shares and the relative rights, preferences and limitations of such series are as stated in such resolution or resolutions, or, if no certificate is then so required, a certificate setting forth such resolution or resolutions adopted by the Board of Directors with respect to such series shall be signed and acknowledged on behalf of the Corporation by its President or a Vice President, and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary, and such certificate shall be filed and kept on file at the principal office of the Corporation in the State of New Jersey or at such other place or places as the Board of Directors shall designate.

          2. The holders of each series of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds of the Corporation legally available for the payment of dividends, dividends in cash at the annual rate for such series provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1 with respect to such series, before any dividends shall be declared and paid upon or set apart for the holders of any series of the Preferred Stock ranking junior to such series as to dividends or of any junior stock, payable in respect of each calendar quarter on a date, which shall be provided by the Board of Directors in such certificate with respect to such series, within fifty
     (50) days following

Page 51                                                                    4

     the end of such quarter. Such dividends on the Preferred Stock shall be payable to holders of such series of record on the date, not exceeding fifty (50)days preceding the dividend payment date, fixed for such purpose by the Board of Directors with respect to such series in advance of the payment of each particular dividend.

          3. If so provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1, the Corporation, at the option of the Board of Directors (or in accordance with the requirements of any sinking fund for any one or more series of Preferred Stock established by the Board of Directors, may redeem the whole or any part of the Preferred Stock at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time and at such redemption price or prices as may be provided by the Board of Directors in such certificate together in each case with all dividends accrued and accumulated but unpaid (other than non-cumulative dividends from past dividend periods), but computed without interest, and otherwise upon the terms and conditions fixed by the Board of Directors for any such redemptions.

          4. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of the Preferred Stock then outstanding shall be entitled to receive, after the payment in full of all amounts to which the holders of all series of the Preferred Stock ranking senior thereto are entitled, out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any series of the Preferred Stock ranking junior to such series upon liquidation, dissolution or winding up of the Corporation or of any junior stock, the amount, if any, for each share provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph 1, plus, in respect of each such share, all dividends accrued and accumulated but unpaid (other than non-cumulative dividends from past dividend periods), but computed without interest. If payment shall have been made in full to the holders of each series of the Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders

Page 52                                                                    5

     of the junior stock, according to their respective rights and preferences and pro rata in accordance with their respective holdings.

          5. On all matters with respect to which holders of the Preferred Stock or of certain series thereof are entitled to vote as a single class, each holder of Preferred Stock afforded such class voting right shall be entitled to one vote for each share held.

          6. For purposes of this Article THIRD, the term, "junior stock" shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized which shall rank junior to all series of the Preferred Stock as to all dividends or preference on dissolution, liquidation or winding up of the Corporation.

          FOURTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of New Jersey, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation, except as specifically stated therein.

          FIFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all the rights conferred upon stockholders herein are granted subject to this reservation.

          SIXTH: The Corporation shall, to the full extent permitted by the New Jersey Business Corporation Act, as it may be amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

          SEVENTH: Except as otherwise required by the laws of the State of New Jersey, the stockholders and Directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of New Jersey, and the Corporation shall have the power to have one or more officers within or without the State of New Jersey, at such places as may be from time to time designated by the By-laws or by resolution of the stockholders or Directors. Elections of Directors need not be by ballot unless the By-laws of the Corporation shall so provide.

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Page 53                                                              6

          EIGHTH: The address of the Corporation's current registered office in the State of New Jersey is 850-870 U.S.
     Highway One, North Brunswick, New Jersey 08902, and the name of the Corporation's registered agent at that address is John J. Todd.

          NINTH: The number of directors constituting the current board of directors is three (3). The names and addresses of the persons who serve as such directors are as follows:

               Name                     Address
               John J. Todd             15 Stearns Road
                                        East Brunswick, NJ 08816

               Raymond J. Romano        8 Nathan Drive
                                        North Brunswick, NJ 08902

               Richard LaBonge          R.D. #1, Stewart Road
                                        Allentown, NJ 08501

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of incorporation to be signed by John J. Todd, its President, and attested by Raymond J. Romano, its Secretary, as of the l7th day of June, 1983.

                                   GUEST SUPPLY. INC.



                                   By s/John J. Todd
                                      --------------
                                       John J. Todd
                                         President


     (Corporate Seal)
     ATTEST:


     s/Raymond J. Romano
     -------------------
      Raymond J. Romano
         Secretary

Page 54
                     Certificate of Incorporation
                                  of

          This is to certify that there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

     14A:2-7 (1) (a)     1.   The name of the corporation is GUEST
                         SUPPLY, INC.

     14A:2-7 (1) (g)     2.   The address (and zip code) of this
                         corporation's initial registered office
                         is 15 STEARNS RD., EAST BRUNSWICK, NJ 08816

                         and the name of this corporation's
                         initial registered agent at such address is MR. JOHN TODD

     14a:2-7 (1) (b)     3.   The purposes for which this corporation
                         is organized are:

                         To engage in any activity within the
                         purposes for which corporations may be
                         organized under the "New Jersey Business
                         Corporation Act" N.J.S. 14A:1-1 et seq.

                         To sell personal care amenities to all
                         types of organizations.

                         To purchase and acquire real estate for
                         profit.

                         To manufacture and distribute shampoo to consumers.

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Page 55

     14A:2-7 (1) (c)     4.   The aggregate number of shares which the
                         corporation shall have authority to
                         issue is 100 SHARES OF COMMON STOCK WITH
                         NO PAR VALUE.

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Page 56

     14a:2-7 (1) (h)     5.   The first Board of Directors of this
                         corporation shall consist of three
                         Director(s) and the name and address of
                         each person who is to serve as such
                         Director is:

           Name                    Address                         Zip
     Mr. John Todd          15 Stearns Rd., East Brunswick,NJ     08816
     Mr. Raymond Romano     8 Nathan Dr., North Brunswick,NJ      08901
     Mr. Richard LaBonge    R.D.#1 Steward Rd., Allentown,NJ      08501

     14A:2-7 (1) (i)     6.   The name and address of each
                         incorporator is:

           Name                    Address                         Zip
     Mr. John Todd          15 Stearns Rd., East Brunswick, NJ    08816
     Mr. Raymond Romano     8 Nathan Dr., North Brunswick, NJ     08901
     Mr. Richard LaBonge    R.D.#1 Steward Rd., Allentown, NJ     08501



          In Witness Whereof, each individual incorporator, each being over the age of twenty-one years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 26 day of September 1979.


     /s John Todd                            /s Raymond Romano
     -------------------------          -------------------------


     /s Richard LaBonge
     -------------------------